Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Omeros Corporation Amended and Restated Omnibus Incentive Compensation Plan of our report dated March 31, 2026 with respect to the consolidated financial statements of Omeros Corporation, included in its Annual Report (Form 10-K) for the year ended December 31, 2025, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Seattle, Washington

August 12, 2026